                                                                    EXHIBIT 12.1

                     AMERICAN COMMUNICATIONS SERVICES, INC.

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                ($ IN THOUSANDS)

                                                                                 SIX MONTHS         FISCAL YEAR ENDED
                                                                                    ENDED             DECEMBER 31,
                                             FISCAL YEAR ENDED JUNE 30,         DECEMBER 31,      ---------------------
                                         ----------------------------------     -------------
                                                              1996                                        1996
                                           1995       ---------------------         1995          ---------------------
                                         --------                    PRO        -------------                    PRO
                                          ACTUAL       ACTUAL       FORMA          ACTUAL          ACTUAL       FORMA
                                         --------     --------     --------     -------------     --------     --------
Fixed Charges:
  Interest Expense, including
    amortization of debt issuance
    costs............................... $    170     $ 10,477     $ 10,824       $   2,835       $ 10,390     $ 10,619
  Portion of rent expenses
    representative of interest(1).......       66          385          425             124            561          581
                                         --------     --------     --------     -------------     --------     --------
    Total fixed charges.................      236       10,862       11,249           2,959         10,951       11,200

Earnings (loss):
  Earnings (loss) before minority
    interest............................  (14,746)     (27,195)     (28,303)         (9,035)       (35,077)     (35,768)
  Fixed charges.........................      236       10,862       11,249           2,959         10,951       11,200
                                         --------     --------     --------     -------------     --------     --------
    Earnings (loss) adjusted for fixed
      charges........................... $(14,982)    $(38,057)    $(39,552)      $ (11,994)      $(48,028)    $(46,968)
Ratio of earnings (loss) to fixed
  charges...............................    --           --           --            --               --           --
Deficiency in earnings to cover fixed
  charges............................... $(15,282)    $(30,246)    $(31,354)      $  (9,798)      $(37,345)    $(38,036)

                                           NINE MONTHS             NINE MONTHS
                                              ENDED            ENDED SEPTEMBER 30,
                                          SEPTEMBER 30,      -----------------------
                                          --------------
                                                                      1997
                                               1996          -----------------------
                                          --------------                      PRO
                                              ACTUAL          ACTUAL         FORMA
                                          --------------     ---------     ---------
Fixed Charges:
  Interest Expense, including
    amortization of debt issuance
    costs...............................     $ 13,653        $  25,336     $  25,338
  Portion of rent expenses
    representative of interest(1).......          402            1,544         1,552
                                          --------------     ---------     ---------
    Total fixed charges.................       14,055           26,880        26,890
Earnings (loss):
  Earnings (loss) before minority
    interest............................      (31,856)         (79,640)      (79,665)
  Fixed charges.........................       14,055           26,880        26,890
                                          --------------     ---------     ---------
    Earnings (loss) adjusted for fixed
      charges...........................     $ 45,911        $(106,520)    $(106,555)
Ratio of earnings (loss) to fixed
  charges...............................      --                --            --
Deficiency in earnings to cover fixed
  charges...............................     $(35,278)       $ (83,194)    $ (83,219)


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(1) One-third of rent expense is deemed to be representative of interest.